April 12, 2011

Ariel Investment Trust,
on behalf of its fund series as
set forth on Appendix I attached hereto
200 East Randolph Drive
Suite 2900
Chicago, Illinois 60601

RE: Third Amendment to Ariel Investment Trust Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the "Bank") has made available to Ariel Investment Trust, a Massachusetts business trust registered under the Investment Company Act (the "Borrower"), on behalf of its fund series from time to time listed on Appendix I attached hereto (each such fund series, an "Existing Fund"), a $125,000,000.00 uncommitted, unsecured demand line of credit (the "Uncommitted Line") as described in a letter agreement dated April 15, 2008, by and among the Borrower and the Bank (as amended, the "Loan Agreement"). The obligations of the Borrower arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $125,000,000.00 dated April 15, 2008 (the "Note"). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrower has requested, and the Bank has agreed, to extend the Uncommitted Line for an additional 364-day period from the date hereof and to amend the Loan Agreement as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, on behalf of the Funds, and the Bank agree as follows:

I.  Amendments to Loan Agreement and Note

1.           Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: "The Uncommitted Line shall expire on April 10, 2012 (the "Expiration Date"), unless extended by mutual agreement of the Bank and the Borrower or, with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein."

2.           The Borrower has requested the addition of Ariel Discovery Fund (the "New Fund"), and the parties hereto have agreed to amend the Loan Agreement to provide for the continued availability of the Uncommitted Line for each of the Existing Funds and the New Fund.

3.           Effective as of the date hereof, the New Fund is, and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Documents, and shall be a party thereto, all as if the New Fund had been a "Fund" party to the original execution and delivery thereof; and all references in the Loan Documents to a "Fund" or the "Funds" (or any other relevant term used to describe a Fund thereunder) shall hereafter be deemed to include references to the New Fund. The preamble to the Loan Agreement and each other applicable Loan Document, and any applicable provisions of the Loan Documents, shall hereafter be deemed to be modified to reflect the provisions of this paragraph.

Ariel Investment Trust,
on behalf of its fund series as
set forth on Appendix I attached hereto
April l2, 2011

4.              The Appendix I to each of the Loan Agreement and the Note is hereby deleted in its entirety and the Appendix I attached hereto is hereby substituted in each instance therefor.

5.              The Exhibit B attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is substituted therefor.

II.           Miscellaneous

1.           Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.            The Borrower, for itself and on behalf of each of its Funds (including the New Fund), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, and the Loan Documents, as amended hereby (collectively, the "Amended Loan Documents"): (i) are, and will be, within the Borrower's or Fund's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust or by-laws or other organizational documents of the Borrower or Fund or any law, rule or regulation applicable to the Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on the Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower and each Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3.           Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

Ariel Investment Trust,
on behalf of its fund series as
set forth on Appendix I attached hereto
April l2, 2011

4.           This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank]

    If the foregoing is acceptable to you, please have an authorized officer ofthe Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

Agreed to and accepted:

ARIEL INVESTMENT TRUST,
on behalf of its fund series as
set forth on Appendix I attached hereto

By: _________________________
Name:
Title:

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: __________________________
Name:
Title:

    If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:
Christopher Ducar, Vice President

Agreed to and accepted:

ARIEL INVESTMENT TRUST,
on behalf of its fund series as s
et forth on Appendix I attached hereto

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: _________________________
Name:
Title:

    If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:
Christopher Ducar, Vice President

Agreed to and accepted:

ARIEL INVESTMENT TRUST,
on behalf of its fund series as
set forth on Appendix I attached hereto

By: ________________________
Name:
Title:

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

APPENDIX I

List of Borrowers and Funds

Name

Ariel Investment Trust,
on behalf of each of:

Ariel Appreciation Fund
Ariel Discovery Fund
Ariel Focus Fund
Ariel Fund

2

EXHIBIT B
ADVANCE/PAYDOWN
REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone 617-662-8574 or 617-662-8575; fax 617-988-6677

FROM:	ARIEL INVESTMENT TRUST, on behalf of [ ] (the "Fund")
(Fund# ) (DDA # )

     In connection with the letter agreement dated April 15, 2008 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the "Agreement"), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $                      . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.
The interest rate per annum applicable to the requested Loan (or overnight rollover of any existing Loan) as quoted by the Bank in its discretion and hereby agreed to by the undersigned Borrower on behalf of the Fund is the Federal Funds Rate plus                          percent (         %).

3.
The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

4.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section Il(2) of the Agreement are true and correct in all material respects on and as of the date hereof.

5.
The Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in such compliance after giving effect to the making of any requested Loan.

6.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:

	(i)	Total Assets of the Fund	$
	(ii)	Total Liabilities (excluding Indebtedness
		for borrowed money) of the Fund	$
	(iii)	without duplication, the value of any
segregated assets or assets otherwise subject
		to any pledge or other encumbrance	$
	(iv)	item (a)(i) less item (a)(ii) less item

3

		(a)(iii)	$

(b)		10% times item (a)(iv)	$

(c)	(i)	Beginning Loan Balance:	$
	(ii)	Paydown Amount (if any):	$
	(iii)	Requested Loan (if any)	$
	(iv)	Requested Loans Balance ((i)
		minus (ii) or (i) plus (iii)):	$

(d)		The aggregate outstanding principal amount of
Indebtedness for borrowed money of the Fund other
than the Loans as of the date hereof			$

(e)		Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$

7.
The amount set forth in 6( e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, and (b) the maximum amount which a Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower or such Fund, any agreement of the Borrower or Fund with any foreign, federal, state or local securities division to which the Borrower or Fund is subject, any other applicable agreement or document to which the Borrower or Fund is a party or any law, rule or regulation applicable to the Borrower or Fund.

8.
The amount set forth in 6(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to the Borrower, on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9.
The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

ARIEL INVESTMENT TRUST, on behalf of [FUND]

By:
Name:
Title
Date: